Exhibit 99.1

Broadcom Inc. Announces Third Quarter Fiscal Year 2022 Financial Results and Quarterly Dividends

•Cash from operations of $4,424 million for the third quarter, less capital expenditures of $116 million resulted in $4,308 million of free cash flow, or 51 percent of revenue
•Quarterly common stock dividend of $4.10 per share, FY22 annual common stock dividend of $16.40 per share
•Revenue of $8,464 million for the third quarter, up 25 percent from the prior year period
•GAAP net income of $3,074 million for the third quarter; Adjusted EBITDA of $5,378 million for the third quarter
•GAAP diluted EPS of $7.15 for the third quarter; Non-GAAP diluted EPS of $9.73 for the third quarter
•Repurchased and eliminated 3.2 million shares for $1,792 million
•Fourth quarter revenue guidance of approximately $8.9 billion, an increase of 20 percent from the prior year period
•Fourth quarter Adjusted EBITDA guidance of approximately 63 percent of projected revenue (1)

SAN JOSE, Calif. – September 1, 2022 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its third quarter of fiscal year 2022, ended July 31, 2022, provided guidance for the fourth quarter of its fiscal year 2022 and announced its quarterly dividends.

“Broadcom’s record third quarter results were driven by robust demand across cloud, service providers, and enterprise,” said Hock Tan, President and CEO of Broadcom Inc. “We expect solid demand across our end markets to continue in the fourth quarter, reflecting continued investment by our customers of next generation technologies in data centers, broadband, and wireless.”

“Consolidated revenue grew 25% year-over-year to $8.5 billion and operating profit increased 32%,” said Kirsten Spears, CFO of Broadcom Inc. “We generated $4.3 billion in free cash flow and are expecting free cash flow to be strong in the fourth quarter. We remain committed to return excess cash to shareholders and in the third quarter, we returned $3.2 billion to shareholders including $1.7 billion of cash dividends and $1.5 billion of share repurchases.”

Third Quarter Fiscal Year 2022 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q3 22	Q3 21	Change	Q3 22	Q3 21	Change
Net revenue	$8,464	$6,778	+25%	$8,464	$6,778	+25%
Net income	$3,074	$1,876	+$1,198	$4,241	$3,124	+$1,117
Earnings per common share - diluted	$7.15	$4.20	+$2.95	$9.73	$6.96	+$2.77

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

(Dollars in millions)	Q3 22	Q3 21	Change
Cash flow from operations	$4,424	$3,541	+$883
Adjusted EBITDA	$5,378	$4,123	+$1,255
Free cash flow	$4,308	$3,426	+$882

Net revenue by segment
(Dollars in millions)	Q3 22		Q3 21		Change
Semiconductor solutions	$6,624	78%	$5,021	74%	+32%
Infrastructure software	1,840	22	1,757	26	+5%
Total net revenue	$8,464	100%	$6,778	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $9,977 million, compared to $9,005 million at the end of the prior quarter.

During the third fiscal quarter, the Company generated $4,424 million in cash from operations and spent $116 million on capital expenditures. The Company spent $1,792 million on share repurchases and eliminations, consisting of $1,500 million in repurchases of 2.6 million shares and $292 million of withholding tax payments related to net settled equity awards that vested in the quarter (representing approximately 0.6 million shares withheld).

On June 30, 2022, the Company paid a cash dividend of $4.10 per share of common stock, totaling $1,661 million and a cash dividend of $20.00 per share of mandatory convertible preferred stock, totaling $75 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Fourth Quarter Fiscal Year 2022 Business Outlook

Based on current business trends and conditions, the outlook for the fourth quarter of fiscal year 2022, ending October 30, 2022, is expected to be as follows:

•Fourth quarter revenue guidance of approximately $8.9 billion; and
•Fourth quarter Adjusted EBITDA guidance of approximately 63 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend on its common stock of $4.10 per share. The common stock dividend is payable on September 30, 2022 to common stockholders of record at the close of business (5:00 p.m. Eastern Time) on September 22, 2022.

The Company’s Board of Directors has also approved a quarterly cash dividend on its 8.00% Mandatory Convertible Preferred Stock, Series A, of $20.00 per share. This dividend is payable on September 30, 2022 to preferred stockholders of record at the close of business (5:00 p.m. Eastern Time) on September 15, 2022.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the third quarter fiscal year 2022 and to discuss the business outlook, today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

To Listen via Telephone: Preregistration is required by the conference call operator. Please preregister at https://register.vevent.com/register/BI4b942b6b1ed0474fab3f1f6f2d0f2b98. Upon registering, you will be emailed a link to the dial-in number and unique PIN.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom's website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, loss on debt extinguishment, gains (losses) on investments, income (loss) from discontinued operations, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom's category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation. For more information, go to https://www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our plans and expectations with regard to our share repurchases, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; government regulations and administrative proceedings, trade restrictions and trade tensions; global political and economic conditions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; the amount and frequency of our share repurchase programs; the COVID-19 pandemic continues to disrupt, normal business activity; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; failing to complete or realize the expected benefits of our acquisition of VMware, Inc.; any acquisitions we may make, including our acquisition of VMware, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to protect against cyber security threats and a breach of security systems; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
408-433-8000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 31, 2022	May 1, 2022	August 1, 2021	July 31, 2022	August 1, 2021

Net revenue	$8,464	$8,103	$6,778	$24,273	$20,043
Cost of revenue:
Cost of revenue	2,077	1,956	1,729	5,958	5,242
Amortization of acquisition-related intangible assets	705	707	851	2,142	2,578
Restructuring charges	1	1	1	4	17
Total cost of revenue	2,783	2,664	2,581	8,104	7,837
Gross margin	5,681	5,439	4,197	16,169	12,206
Research and development	1,255	1,261	1,205	3,722	3,654
Selling, general and administrative	323	368	346	1,012	1,010
Amortization of acquisition-related intangible assets	359	398	494	1,154	1,482
Restructuring, impairment and disposal charges	7	18	26	42	122
Total operating expenses	1,944	2,045	2,071	5,930	6,268
Operating income	3,737	3,394	2,126	10,239	5,938
Interest expense	(406)	(518)	(415)	(1,331)	(1,451)
Other income (expense), net	6	(86)	15	(94)	109
Income before income taxes	3,337	2,790	1,726	8,814	4,596
Provision for (benefit from) income taxes	263	200	(150)	678	(151)
Net income	3,074	2,590	1,876	8,136	4,747
Dividends on preferred stock	(75)	(75)	(74)	(224)	(224)
Net income attributable to common stock	$2,999	$2,515	$1,802	$7,912	$4,523

Net income per share attributable to common stock:
Basic	$7.40	$6.16	$4.38	$19.39	$11.06
Diluted (1)	$7.15	$5.93	$4.20	$18.70	$10.54

Weighted-average shares used in per share calculations:
Basic	405	408	411	408	409
Diluted (1)	430	424	429	435	429

Stock-based compensation expense:
Cost of revenue	$37	$36	$36	$109	$106
Research and development	259	261	285	788	920
Selling, general and administrative	77	89	100	249	264
Total stock-based compensation expense	$373	$386	$421	$1,146	$1,290

(1) Excludes the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive for the fiscal quarters ended May 1, 2022 and August 1, 2021, and for the three fiscal quarters ended August 1, 2021.

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 31, 2022	May 1, 2022	August 1, 2021	July 31, 2022	August 1, 2021

Gross margin on GAAP basis	$5,681	$5,439	$4,197	$16,169	$12,206
Amortization of acquisition-related intangible assets	705	707	851	2,142	2,578
Stock-based compensation expense	37	36	36	109	106
Restructuring charges	1	1	1	4	17
Acquisition-related costs	3	3	3	10	9
Gross margin on non-GAAP basis	$6,427	$6,186	$5,088	$18,434	$14,916

Research and development on GAAP basis	$1,255	$1,261	$1,205	$3,722	$3,654
Stock-based compensation expense	259	261	285	788	920
Acquisition-related costs	—	—	1	—	3
Research and development on non-GAAP basis	$996	$1,000	$919	$2,934	$2,731

Selling, general and administrative expense on GAAP basis	$323	$368	$346	$1,012	$1,010
Stock-based compensation expense	77	89	100	249	264
Acquisition-related costs	14	32	22	57	88
Litigation settlements	—	—	1	—	1
Selling, general and administrative expense on non-GAAP basis	$232	$247	$223	$706	$657

Total operating expenses on GAAP basis	$1,944	$2,045	$2,071	$5,930	$6,268
Amortization of acquisition-related intangible assets	359	398	494	1,154	1,482
Stock-based compensation expense	336	350	385	1,037	1,184
Restructuring, impairment and disposal charges	7	18	26	42	122
Litigation settlements	—	—	1	—	1
Acquisition-related costs	14	32	23	57	91
Total operating expenses on non-GAAP basis	$1,228	$1,247	$1,142	$3,640	$3,388

Operating income on GAAP basis	$3,737	$3,394	$2,126	$10,239	$5,938
Amortization of acquisition-related intangible assets	1,064	1,105	1,345	3,296	4,060
Stock-based compensation expense	373	386	421	1,146	1,290
Restructuring, impairment and disposal charges	8	19	27	46	139
Litigation settlements	—	—	1	—	1
Acquisition-related costs	17	35	26	67	100
Operating income on non-GAAP basis	$5,199	$4,939	$3,946	$14,794	$11,528

Interest expense on GAAP basis	$(406)	$(518)	$(415)	$(1,331)	$(1,451)
Loss on debt extinguishment	—	112	—	112	222
Interest expense on non-GAAP basis	$(406)	$(406)	$(415)	$(1,219)	$(1,229)

Other income (expense), net on GAAP basis	$6	$(86)	$15	$(94)	$109
(Gains) losses on investments	25	99	4	140	(90)
Other	(5)	—	—	(5)	(3)
Other income, net on non-GAAP basis	$26	$13	$19	$41	$16

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 31, 2022	May 1, 2022	August 1, 2021	July 31, 2022	August 1, 2021

Provision for (benefit from) income taxes on GAAP basis	$263	$200	$(150)	$678	$(151)
Non-GAAP tax reconciling adjustments	315	346	576	956	1,389
Provision for income taxes on non-GAAP basis	$578	$546	$426	$1,634	$1,238

Net income on GAAP basis	$3,074	$2,590	$1,876	$8,136	$4,747
Amortization of acquisition-related intangible assets	1,064	1,105	1,345	3,296	4,060
Stock-based compensation expense	373	386	421	1,146	1,290
Restructuring, impairment and disposal charges	8	19	27	46	139
Litigation settlements	—	—	1	—	1
Acquisition-related costs	17	35	26	67	100
Loss on debt extinguishment	—	112	—	112	222
(Gains) losses on investments	25	99	4	140	(90)
Other	(5)	—	—	(5)	(3)
Non-GAAP tax reconciling adjustments	(315)	(346)	(576)	(956)	(1,389)
Net income on non-GAAP basis	$4,241	$4,000	$3,124	$11,982	$9,077

Weighted-average shares used in per share calculations - diluted on GAAP basis	430	424	429	435	429
Non-GAAP adjustment (1)	6	17	20	6	20
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	436	441	449	441	449

Net income on non-GAAP basis	$4,241	$4,000	$3,124	$11,982	$9,077
Interest expense on non-GAAP basis	406	406	415	1,219	1,229
Provision for income taxes on non-GAAP basis	578	546	426	1,634	1,238
Depreciation	129	135	134	400	405
Amortization of purchased intangibles and right-of-use assets	24	24	24	72	75
Adjusted EBITDA	$5,378	$5,111	$4,123	$15,307	$12,024

Net cash provided by operating activities	$4,424	$4,243	$3,541	$12,153	$10,223
Purchases of property, plant and equipment	(116)	(85)	(115)	(302)	(355)
Free cash flow	$4,308	$4,158	$3,426	$11,851	$9,868

Fiscal Quarter Ending
October 30,
Expected average diluted share count (2):	2022

Weighted-average shares used in per share calculation - diluted on GAAP basis	429
Non-GAAP adjustment (1)	6
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	435

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the non-GAAP adjustment includes the impact of Mandatory Convertible Preferred Stock that is antidilutive on a GAAP basis for the fiscal quarters ended May 1, 2022 and August 1, 2021, and for the three fiscal quarters ended August 1, 2021.
(2) Excludes the effects of potential share repurchases.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	July 31, 2022	October 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$9,977	$12,163
Trade accounts receivable, net	2,708	2,071
Inventory	1,838	1,297
Other current assets	1,038	1,055
Total current assets	15,561	16,586
Long-term assets:
Property, plant and equipment, net	2,250	2,348
Goodwill	43,608	43,450
Intangible assets, net	8,174	11,374
Other long-term assets	1,733	1,812
Total assets	$71,326	$75,570

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$712	$1,086
Employee compensation and benefits	1,079	1,066
Current portion of long-term debt	304	290
Other current liabilities	4,607	3,839
Total current liabilities	6,702	6,281
Long-term liabilities:
Long-term debt	39,191	39,440
Other long-term liabilities	4,530	4,860
Total liabilities	50,423	50,581

Preferred stock dividend obligation	27	27

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	20,990	24,330
Retained earnings	—	748
Accumulated other comprehensive loss	(114)	(116)
Total stockholders' equity	20,876	24,962
Total liabilities and equity	$71,326	$75,570

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 31, 2022	May 1, 2022	August 1, 2021	July 31, 2022	August 1, 2021

Cash flows from operating activities:
Net income	$3,074	$2,590	$1,876	$8,136	$4,747
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	1,088	1,129	1,369	3,368	4,135
Depreciation	129	135	134	400	405
Stock-based compensation	373	386	421	1,146	1,290
Deferred taxes and other non-cash taxes	(15)	—	(436)	55	(762)
Loss on debt extinguishment	—	100	—	100	198
(Gains) losses on investments	25	99	4	140	(90)
Non-cash interest expense	32	33	24	97	67
Other	2	11	8	12	27
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	375	(536)	191	(629)	50
Inventory	(170)	(147)	(156)	(540)	(157)
Accounts payable	(352)	(31)	156	(383)	142
Employee compensation and benefits	321	215	254	8	14
Other current assets and current liabilities	(198)	287	(227)	610	363
Other long-term assets and long-term liabilities	(260)	(28)	(77)	(367)	(206)
Net cash provided by operating activities	4,424	4,243	3,541	12,153	10,223

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(5)	(225)	—	(239)	(8)
Purchases of property, plant and equipment	(116)	(85)	(115)	(302)	(355)
Purchases of investments	—	—	—	(200)	—
Sales of investments	200	—	67	200	67
Other	1	—	1	2	1
Net cash provided by (used in) investing activities	80	(310)	(47)	(539)	(295)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	1,935	—	1,935	9,904
Payments on debt obligations	—	(2,097)	—	(2,352)	(10,733)
Payments of dividends	(1,736)	(1,750)	(1,556)	(5,250)	(4,651)
Repurchases of common stock - repurchase program	(1,500)	(2,776)	—	(7,000)	—
Shares repurchased for tax withholdings on vesting of equity awards	(292)	(514)	(347)	(1,181)	(1,033)
Issuance of common stock	—	59	7	60	113
Other	(4)	(4)	(11)	(12)	(41)
Net cash used in financing activities	(3,532)	(5,147)	(1,907)	(13,800)	(6,441)

Net change in cash and cash equivalents	972	(1,214)	1,587	(2,186)	3,487
Cash and cash equivalents at beginning of period	9,005	10,219	9,518	12,163	7,618
Cash and cash equivalents at end of period	$9,977	$9,005	$11,105	$9,977	$11,105

Supplemental disclosure of cash flow information:
Cash paid for interest	$290	$459	$253	$989	$994
Cash paid for income taxes	$231	$240	$167	$657	$607